UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FORTRESS AMERICA ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

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☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Company Contact:	Investor Relations:
Harvey Weiss Chief Executive Officer Fortress America Acquisition Corporation Phone: 703-528-7073 Ext. 102 hweiss@fortressamerica.net	John McNamara Cameron Associates (212) 245-8800 Ext. 205 john@cameronassoc.com

FOR IMMEDIATE RELEASE:

FORTRESS AMERICA ACQUISITION CORPORATION
ANNOUNCES SPECIAL STOCKHOLDERS MEETING DATE AND
FILING OF DEFINITIVE PROXY MATERIALS

ARLINGTON, VA – December 27, 2006 – Fortress America Acquisition Corporation (OTCBB: FAAC), a special purpose acquisition company, announced today that it has scheduled a special meeting of stockholders to be held at 10:00 am, Eastern Time, on January 17, 2007 at the offices of Squire, Sanders & Dempsey L.L.P., located at 8000 Towers Crescent Drive, 14th floor, Tysons Corner, VA 22182. The Company also announced that it has filed with the U.S. Securities and Exchange Commission, and will soon commence mailing of, definitive proxy materials for the special meeting at which the acquisition of VTC, L.L.C., doing business as “Total Site Solutions,” and Vortech, LLC (together, “TSS/Vortech”), among other matters, will be voted upon.

As previously announced, the Board of Directors has fixed the close of business on December 28, 2006 as the record date for holders of the Company’s common stock to vote at the special meeting. Shareholders having questions about the special meeting may contact Karen Smith at our proxy solicitor Advantage Proxy at (206) 870-8565.

About Total Site Solutions

Total Site Solutions (“TSS”) supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies and the end users of its services. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech, LLC (“Vortech”) provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security and information technology intersect. For more information, visit www.govortech.com.

About Fortress America

Fortress America Acquisition Corporation (“Fortress America”) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the homeland security industry.

Additional Information

Stockholders of Fortress America and other interested persons are advised to read Fortress America’s definitive proxy statement related to Fortress America’s solicitation of proxies for its special meeting of stockholders to be held on January 17, 2007. The proxy statement contains important information concerning, among other things, Fortress America’s proposed acquisition of TSS/Vortech. The proxy statement will be mailed to stockholders as of the December 28, 2006 record date established for voting at the special meeting. The proxy statement can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing requests to: Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, Virginia 22203.

Fortress America and the directors and executive officers of Fortress America may be deemed to be participating in the solicitation of proxies in respect of the proposed acquisition of TSS/Vortech. Information about Fortress America and Fortress America’s officers and directors is available in Fortress America’s Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006. Other information regarding the participants in the proxy solicitation, including the officers and directors of Fortress America, and a description of their direct and indirect interests in the acquisition, by security holdings or otherwise, is contained in the proxy statement.